EXHIBIT 99.1

Tekmira Files Shelf Registration Statement

VANCOUVER, British Columbia, Nov. 26, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, announced today that it has filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission ("SEC"). A preliminary short form base shelf prospectus is also planned and will be filed in due course with securities regulatory authorities in Canada, other than Québec. When declared effective by the SEC, and a final receipt is issued by the Canadian securities regulatory authorities, the registration statement will allow Tekmira to issue common shares from time to time up to an aggregate amount of US$150,000,000. This registration statement will replace Tekmira's current shelf registration statement on Form F-10, which Tekmira will no longer be eligible to use following its conversion on January 1, 2015 to a "domestic issuer" under the rules of the SEC. Following January 1, 2015, no securities will be issued under the current registration statement on Form F-10.

After the shelf registration statement becomes effective and a receipt is issued for the final base shelf prospectus, Tekmira may offer and sell common shares covered by the registration statement through one or more methods of distribution, subject to market conditions, and Tekmira's capital needs. The terms of any offering, under the shelf registration statement, will be established at the time of such offering and will be described in a prospectus supplement filed with the SEC and applicable Canadian securities regulatory authorities prior to completion of the offering.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. A preliminary short form base shelf prospectus is also planned and will be filed in due course with securities regulatory authorities in Canada, other than Québec. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offering of the securities covered under the shelf registration statement will be made solely by means of a prospectus and an accompanying prospectus supplement relating to that offer.

About RNAi and Tekmira's LNP

RNAi therapeutics have the potential to treat a number of human diseases by "silencing" disease causing genes. The discoverers of RNAi, a gene silencing mechanism used by all cells, were awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi trigger molecules often require delivery technology to be effective as therapeutics. Tekmira believes its LNP technology represents the most advanced and widely adopted delivery technology for the systemic delivery of RNAi triggers. Tekmira's LNP platform is being utilized in multiple clinical trials in various disease areas by Tekmira and its partners. Tekmira's LNP technology (formerly referred to as stable nucleic acid-lipid particles or SNALP) encapsulates RNAi triggers with high efficiency in uniform lipid nanoparticles that are effective in delivering these therapeutic compounds to disease sites. Tekmira's LNP formulations are manufactured by a proprietary method which is robust, scalable and highly reproducible, and LNP-based products have been reviewed by multiple regulatory agencies for use in clinical trials. LNP formulations comprise several lipid components that can be adjusted to suit the specific application.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical and biotechnology partners. Tekmira has been working in the field of nucleic acid delivery for over a decade, and has broad intellectual property covering its delivery technology. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, Canada and Seattle, USA.

Forward-Looking Statements and Information

This news release contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements in this news release include statements regarding a registration statement and base shelf prospectus becoming effective with the SEC and a receipt being issued by Canadian securities regulatory authorities; the filing of a preliminary base shelf prospectus with securities regulatory authorities in Canada, other than Québec; and Tekmira's intention to take advantage of financing opportunities when market conditions are favorable.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions regarding, among other things: general economic, business and market conditions, and satisfaction of the regulatory requirements for a potential offering of Tekmira's securities. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, regulatory, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: not receiving the regulatory approval of the registration statement from the SEC or a final receipt from the Canadian securities regulatory authorities on the timelines anticipated or at all; a preliminary base shelf prospectus may not be filed with securities regulatory authorities in Canada, other than Québec on a timely basis; the prevailing market price of our securities may make a prospectus offering in respect of our securities unattractive to Tekmira; Tekmira's research and development capabilities and resources will not meet current or expected demand; the possibility that other organizations have made advancements in RNAi delivery technology that Tekmira is not aware of; difficulties or delays in the progress, timing and results of clinical trials; pre-clinical and clinical trials may be more costly or take longer to complete than anticipated; pre-clinical or clinical trials may not generate results that warrant future development of the tested drug candidate; and the possibility that Tekmira has not sufficiently budgeted for expenditures necessary to carry out planned activities.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's annual report on Form 10-K for the year ended December 31, 2013, which is available at www.sec.gov or at www.sedar.com. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
         Please direct all media inquiries to media@tekmira.com